Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”.).

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of financial information of Iron Horse and Zhong Guo Liang Tou, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Iron Horse has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2025, assumes that the Business Combination occurred on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2025, and the year ended December 31, 2024, assume that the Business Combination occurred on January 1, 2024.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what the Post-Combination Company’s financial condition or results of operations would have been had the Business Combination occurred on the dates indicated. Further, the pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of the Post-Combination Company. The actual financial position and results of operations of the Post-Combination Company may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The historical financial information of Iron Horse was derived from the unaudited financial statements of Iron Horse as of June 30, 2025 and for the six months ended June 30, 2025 and audited financial statements of Iron Horse as of and for the year ended December 31, 2024, included elsewhere in this Form 8-K. The historical financial information of Zhong Guo Liang Tou was derived from the unaudited consolidated financial statement of Zhongh Guoa Lian Tou as of and for the six months period ended June 30, 20205 and the audited consolidated financial statements of Zhong Guo Liang Tou as of and for the year ended December 31, 2024, which are included elsewhere in this Form 8-K. This information should be read together with Iron Horse’s and Zhong Guo Liang Tou’s unaudited and audited financial statements, and related notes, the sections titled “Iron Horse Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Zhong Guo Liang Tou Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this Form 8-K.

Business Combination

Iron Horse entered into a Business Combination Agreement (the “Original BCA”), dated as of September 27, 2024 (as amended and restated on December 18, 2024, and as further amended on August 31, 2025 and September 12, 2025, the “BCA”), with Zhong Guo Liang Tou Group Limited, a company incorporated and existing under the laws of the British Virgin Islands (“CFI”), and Rosy Sea Holdings Limited, a company incorporated and existing under the laws of the British Virgin Islands (“Seller”) and the owner of 100% of the issued and outstanding capital stock of CFI. On December 18, 2024, Iron Horse, CFI and the Seller entered into an Amended and Restated Business Combination Agreement (the “Amended BCA”), pursuant to which parties (i) included CFI was included as a party to the Business Combination made certain representations and warranties; (ii) agreed that compensation to the Sponsor in the amount of $2,000,000 should be paid at the Closing; and (iii) updated Section 11.6 of the Original BCA to include the additional Acquiror expenses that will be paid by the Seller at the Closing and to include that the Acquiror Financing Note (as defined in the Amended BCA) will remain outstanding if the Closing does not occur due to a Terminating Acquiror Breach (as defined in the Amended BCA), that is not cured, or regulatory action.

On August 31, 2025, Iron Horse entered into an amendment to the Amended BCA (“Amendment No. 2”) with Seller and CFI. Prior to the Amendment No. 2, the Amended BCA provided that Iron Horse may terminate the Business Combination Agreement if the closing of the Business Combination has not occurred on or before September 1, 2025 (the “Agreement End Date”). Pursuant to the Amendment No. 2, the Agreement End Date is extended from September 1, 2025 to September 15, 2025. On September 12, 2025, Iron Horse entered into another amendment to the Amended BCA with Seller and CFI to further extend the Agreement End Date from September 15, 2025 to September 30, 2025.

The Business Combination Agreement provided that, at the Closing, Iron Horse would purchase from Seller the issued and outstanding ordinary shares of CFI in exchange for shares of common stock of Iron Horse, par value $0.0001 per share (the “Common Stock”), as a result of which CFI would become a wholly owned subsidiary of Iron Horse (the “Business Combination” and, together with the other transactions contemplated by the Business Combination Agreement, the “Transactions”).

Special Meeting and Closing of the Transactions

On June 20, 2025, Iron Horse held a special meeting, at which the Iron Horse stockholders considered and adopted, among other matters, a proposal to approve the Business Combination, including (a) adopting the Business Combination Agreement and (b) approving the other transactions contemplated by the Business Combination Agreement and related agreements described in the Proxy Statement/Prospectus.

Pursuant to the terms and subject to the conditions set forth in the Business Combination Agreement, following the Special Meeting, on September 30, 2025 (the “Closing Date”), the Transactions were consummated (the “Closing”). As a result of the closing

The holders of common stock of Iron Horse redeemed 6,701,349 of their shares of common stock in connection with the approved Business Combination Agreement in redemption payment from the funds on deposit in the Trust Account of Iron Horse of $71.02 million. In addition in connection with the closing New Iron Horse has issue to Rosy Sea 47,689,349 shares of common stock pursuant to the Business Combination Agreement.

Consulting Agreements

On September 30, 2025, in connection with the consummation of the Business Combination, CN Healthy into a Consulting Agreement with each of Mr. Bengochea and Mr. Caragol (the “Consulting Agreements”), which became effective at the closing. Mr. Bengochea and Mr. Caragol shall assist CN Healthy’s management and Board of Directors with advisory services as mutually agreed. The Consulting Agreement will be for a six month term post-Closing, unless earlier terminated or extended by the parties. The consulting fee shall be 500,000 restricted shares of the Company’s common stock, which shares shall be registered on a registration statement post-Closing. Any additional compensation to be paid upon extension of the term shall be mutually agreed to by and between CN Healthy and each of Mr. Bengochea and Mr. Caragol. CN Healthy shall reimburse each of Mr. Bengochea and Mr. Caragol for ordinary and customary expenses incurred in performing the consulting services. Any extraordinary expenses, require consent of the Company.

The following table illustrates the ownership levels of New Iron Horse immediately following the Business Combination(1):

	Actual Redemptions
Equity Capitalization Summary	Shares	%
Stockholder of Zhong Guo Liang Tou	47,689,349	91.3%
Iron Horse’s Public Stockholders	1,578,651	3.0%
Sponsor and other Initial Stockholders and IPO Representative	1,967,000	3.8%
Consulting agreement	1,000,000	1.9%
Total shares of Common Stock	52,235,000	100.0%

(1)	This table does not include the 6,900,000 shares underlying the Public Warrants or the 2,457,000 shares underlying the Private Warrants but does reflect the 1,380,000 shares to be issued conversion of the Public Rights

The following table illustrates varying ownership levels of New Iron Horse immediately following the Business Combination on a fully diluted basis(1):

	Actual Redemptions
Equity Capitalization Summary	Shares	%
Stockholder of Zhong Guo Liang Tou	47,689,349	77.4%
Iron Horse’s Public Stockholders	8,478,651	13.8%
Sponsor and other Initial Stockholders and IPO Representative	4,424,000	7.2%
Consulting agreement	1,000,000	1.6%
Total shares of Common Stock	61,592,000	100.0%

(1)	This table makes the same assumptions as in the preceding ownership table, except that this table reflects the 6,900,000 shares underlying the Public Warrants and the 2,457,000 shares underlying the Private Warrants.

In addition to the changes in percentage ownership depicted above, below is the dilutive effect of these issuances on non-redeeming holders of Public Shares.

The following table shows the dilutive effect and the effect on the per share value of shares held by non-redeeming holders of Public Shares under actual redemptions and dilutive securities exercise:

	Actual Redemptions
	Shares	Value Per Share(1)
Base Scenario(2)	52,235,000	$0.17
Excluding Sponsor Shares(3)	50,268,000	$0.18
Exercising Public Warrants(4)(5)	59,135,000	$0.15
Exercising Private Warrants(4)(5)	54,692,000	$0.17
Exercising All Warrants(4)(5)	61,592,000	$0.15

(1)	Based on a post-transaction equity value of the Combined Company of $9.1 million.
(2)	Represents the post-Closing share ownership of the Combined Company based on actual redemption by holders of Public Shares.
(3)	Represents the Base Scenario excluding the shares held by the Sponsor and excluding the Private Warrants held by Sponsor.
(4)	Represents the Base Scenario plus the full exercise of the Warrants. The Warrants are exercisable for up to 9,357,000 shares. Of these, the Public Warrants are exercisable for 6,900,000 shares, and the Private Warrants are exercisable for 2,457,000 shares. The Public Warrants and the Private Warrants are only exercisable after the consummation of the Business Combination.
(5)	Does not account for proceeds paid to the Combined Company, if any, in connection with payment of the exercise prices for Warrants, which may be exercisable, in the case of the Public Warrants, by payment either of an exercise price or on a cashless basis under certain circumstances.

All of the relative percentages above are for illustrative purposes only and are based upon certain assumptions as described in the section entitled “Basis of Presentation and Glossary — Share Calculations and Ownership Percentages” and, with respect to the determination of the Actual Redemptions. Additionally, the relative percentages above assume the Business Combination was consummated on June 30, 2025.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, although Iron Horse has acquire all of the outstanding equity interests of Zhong Guo Liang Tou in the Business Combination, Iron Horse was treated as the “acquired” company and Zhong Guo Liang Tou is treated as the accounting acquirer for financial statement reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Zhong Guo Liang Tou issuing stock for the net assets of Iron Horse, accompanied by a recapitalization. The net assets of Iron Horse was stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination are those of Zhong Guo Liang Tou.

Zhong Guo Liang Tou has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances under both the Assuming No Redemptions Scenario and the Assuming Maximum Redemptions Scenario:

●	The stockholder of Zhong Guo Liang Tou will have the greatest voting interest in the Post-Combination Company;

●	The stockholder of Zhong Guo Liang Tou will have the ability to control decisions regarding election and removal of directors and officers of the Post-Combination Company;

●	Zhong Guo Liang Touo will comprise the ongoing operations of the Post-Combination Company; and

●	Zhong Guo Liang Tou’s existing senior management will be the senior management of the Post-Combination Company.

The unaudited pro forma condensed combined financial information has been prepared using the actual redemption for cash of Iron Horse Public Shares:

●	Actual Redemptions: This presentation reflects 6,701,349 Public Shares redeemed for aggregate redemption payments of $71.0 million, assuming a $10.60 per share redemption price.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2025, and the unaudited pro forma condensed combined statements of operations for six months ended June 30, 2025 and for the year ended December 31, 2024, are based on the audited historical financial statements of Iron Horse and Zhong Guo Liang Tou. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information and include immaterial rounding differences.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2025
(in thousands, except share and per share data)

	(1)		Assuming No Redemptions
	Zhong Guo Liang Tou (Historical)	(2) Iron Horse (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$40,221	$25	$2,147	(B)	$39,617
			(500)	(C)
			(2,410)	(D)
			(529)	(I)
			(337)	(H)
			1,000	(J)
Prepaid expenses and other current assets	1,256	55	—		1,311
Prepaid income tax	—	75	—		75
Inventories	1,723	—	—		1,723
Prepaid insurance	—	—	337	(H)	337
Total Current Assets	43,200	155	(292)		43,063
Marketable securities held in Trust Account	—	73,166	(71,019)	(A)	—
			(2,147)	(B)
Long-term investment	139	—	—		139
Property, net	4,268	—	—		4,268
Land use right, net	2,626	—	—		2,626
Intangible asset, net	90	—	—		90
Operating lease right-of-use asset	505	—	—		505
Total Assets	$50,828	$73,321	$(73,458)		$50,691

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable and accrued expenses	$780	$759	$77	(D)	$1,616
Other taxes payables	494	—	—		494
Advances from customers	33,140	—	—		33,140
Income taxes payable	1,116	—	—		1,116
Excise taxes payable	—	687	(687)	(N)	—
Due to stockholders for redemption of common stock	—	68,652	(68,682)	(A)	—
Operating lease liability, current portion	206	—	—		206
Loan payable	—	230	(230)	(K)	—
Promissory note	—	831	2,019	(C)	3,019
			1,000	(J)
			(831)	(K)
Promissory note – related party	—	1,278	900	(D)	1,649
			(529)	(I)
Total Current Liabilities	35,736	72,437	(66,933)		41,240

Deferred underwriting fee payable	—	2,519	(2,519)	(C)	—
Operating lease liability	354	—	—		354
Total Liabilities	36,090	74,956	(68,452)		41,594

Iron Horse common stock subject to possible redemption, $0.0001 par value, 6,900,000 shares at redemption value	—	4,479	(2,367)	(A)	—
			(2,112)	(L)
Stockholders’ Equity (Deficit)
Iron Horse preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—	—		—
Iron Horse common stock, $0.0001 par value; 50,000,000 shares authorized; 1,967,000 shares issued and outstanding	—	—	5	(E)	5
			—	(F)
			—	(L)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
JUNE 30, 2025 — (Continued)
(in thousands, except share and per share data)

	(1)		Assuming No Redemptions
	Zhong Guo Liang Tou (Historical)	(2) Iron Horse (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Zhong Guo Liang Tou ordinary shares, $1 par value; 50,000 shares authorized; 1 share issued and outstanding	—	—	—	(E)	—
Additional paid-in capital	6,935	—	(60)	(D)	5,379
			(5)	(E)
			—	(F)
			(8,754)	(G)
			2,112	(L)
			1,061	(K)
			4,090	(M)
Retained earnings (accumulated deficit)	7,692	(6,114)	(3,327)	(D)	3,602
			8,754	(G)
			(4,090)	(M)
			687	(N)
Accumulated other comprehensive loss	111	—	—		(119)
Total Stockholders’ Equity (Deficit)	14,738	(6,114)	473		9,097
Total Liabilities, and Stockholders’ Equity (Deficit)	$50,828	$73,321	$(73,458)		$50,691

Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	Derived from the unaudited consolidated balance sheet of Zhong Guo Liang Tou as of June 30, 2025.

(2)	Derived from the audited balance sheet of Iron Horse as of June 30, 2025.

(A)	Reflects the adjustment for the payment of the redemption request made during the June 25, 2025, meeting for an aggregate of 6,701,349 shares in connection with Business Combination and Extension where shareholders redeemed effectively at a redemption price of $10.60 per share, for an aggregate redemption amount of $68.65 million as of June 30, 2025 and $2.37 million which were redeemed after the June 25, 2025 meeting.

(B)	Reflects the transfer of marketable securities held in the Trust Account to cash.

(C)	Reflects the settlement of deferred underwriting fee payable by cash of $0.50 million and the issuance of a $2.02 million non-interest bearing promissory note with a maturity date of November 17, 2025, upon the Closing of the Business Combination. The note requires the company to reserve 5,000,000 shares in the event the note is not paid by November 17, 2025 and will be required to register the reserve shares within 60 days of the Delivery Notice and will incur 15% defaul interest until the default is cured. .

(D)	Represents transaction costs incurred by Iron Horse and Zhong Guo Liang Tou of approximately $3.77 million and $0.25 million, respectively, for legal, accounting and printing fees incurred as part of the Business Combination. These costs are accounted for a reduction in the combined cash account with a corresponding reduction in additional paid-in capital or accumulated deficit consistent with the treatment described in SEC Staff Accounting Bulletin Topic 5.A. These transaction costs will not recur in the Post-Combination Company’s income beyond 12 months after the transaction.

For the Iron Horse transaction costs, $2.41 million have been paid at closing and $0.92 million have been accrued as of the pro forma balance sheet date. As such an amount of $3.33 million is reflected in an adjustment to accumulated losses. The Iron Horse estimated transaction costs exclude the deferred underwriting fee payable included in (C) above. In addition, the parties have agreed to make a payment to the Sponsor at the Closing in the amount of $2.0 million to reimburse the Sponsor for the costs incurred in connection with the IPO and the Business Combination which is included in the $3.33 million of transaction cost. The cash paid included a payment of $1.1 million for the Sponsor and $0.9 million is deferred and adjusted to accounts payable.

For the Zhong Guo Liang Tou transaction costs in the amount of $0.06 million remains payable and an adjustment to additional paid-in capital was applied. .

(E)	Represents the issuance of 47,689,349 shares of Iron Horse common stock to the existing stockholder of Zhong Guo Liang Tou.

(F)	Represents the issuance of 1,380,000 Public Rights Shares upon the Closing of the Business Combination.

(G)	Reflects the elimination of Iron Horse’s historical accumulated deficit after recording the transaction costs as described in (D) above and the reversal of the excise tax accrual as described in (N) below.

(H)	Represents the payment of D&O insurance premium for a six year term and recorded as prepaid insurance.

(I)	Reflects the repayment of related party promissory notes upon the Closing of the Business Combination.

(J)	Reflects the proceeds received from the promissory note issued to the Sponsor at Closin of the Business Combination. The Sponsor Promissory Note matures on November 15, 2025; upon any Event of Default the outstanding balance bears default interest at 15% per annum until cured. To secure repayment, Iron Horse reserved with Continental Stock Transfer & Trust (“Continental”) 5,000,000 shares of Common Stock (the “Sponsor Reserve Shares”) pursuant to irrevocable transfer agent instructions on September 30, 2025.

(K)	Reflects the waiver of the promissory note and loan payable issued to the shareholder of Zhong Guo Liang Tou upon the Closing.

(L)	Iron Horse public stockholders holding 198,651 common stock did not exercise their redemption rights as such the shares are reclassified to permanent equity.

(M)	Represents the issuance of 1,000,000 shares in connection with a consulting agreement entered into with each of Mr. Bengochea and Mr. Caragol, which became effective at closing. The shares were valued at $4.09 per share which was the closing price of UCFI stock on September 30, 2025, Closing Date.

(N)	Represents the removal of the excise tax accrual as the redemption event and closing of the Business Combination have both occurred during 2025. The shares issued for the closing of the Business Combination exceed the number of shares redeemed in the maximum redemption scenario. As such, Iron Horse is not subject to the 1% Federal Excise Tax.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2025
(in thousands, except share and per share data)

	(1)		Assuming No Redemptions
	Zhong Guo Liang Tou (Historical)	(2) Iron Horse (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$11,979	$—	$—		$11,979
Cost of revenues	4,983	—	—		4,983
Gross profit	6,996	—	—		6,996
Operating expenses
Formation and operational costs	—	1,191	(72)	(BB)	1,119
Selling expenses	1,240	—	—		1,240
General and administrative expenses	1,018	—	28	(DD)	1,046
Research and development costs	59	—	—		59
Total operating expenses	2,317	1,191	(44)		3,464

Income (loss) from operations	4,679	(1,191)	44		3,532

Other income (expense):
Interest expense	(6)	—	—		(6)
Interest earned on marketable securities held in Trust Account	—	1,507	(1,507)	(AA)	—
Other income	55	—	—		55
Interest income	199	—	—		199
Total other income, net	248	1,507	(1,507)		248
Income before provision for income taxes	4,927	316	(1,463)		3,780
Provision for income taxes	(1,231)	(296)	296	(CC)	(1,231)
Net income	$3,696	$20	$(1,167)		$2,549
Basic and diluted earnings per share	$3,695,725
Basic and diluted net income per common share, redeemable shares		$0.00
Basic and diluted net income per common share, non-redeemable shares		$0.00
Weighted average number of common shares outstanding, basic					52,235,000
Net income per common share, basic					$0.05
Weighted average number of common shares outstanding, diluted					61,592,000
Net income per common share, diluted					$0.04

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	Derived from the audited consolidated statement of operations of Zhong Guo Liang Tou for the six-month period ended June 30, 2025.

(2)	Derived from the audited statement of operations of Iron Horse for the six-month period ended June 30, 2025.

(AA)	Represents an adjustment to eliminate interest earned and unrealized loss on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(BB)	Represents an adjustment to eliminate administrative service fees that will cease at the Business Combination.

(CC)	Represents an adjustment to eliminate income tax expense of Iron Horse after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(DD)	Represents an adjustment to amortize prepaid D&O insurance for the six-month period ended June 30, 2025 as if it had occurred on January 1, 2024, as discussed in pro forma balance sheet adjustment presented in (H) above.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2024
(in thousands, except share and per share data)

	(1)		Assuming No Redemptions
	Zhong Guo Liang Tou (Historical)	(2) Iron Horse (Historical)	Transaction Accounting Adjustments		Pro Forma Combined
Revenue, net	$11,347	$—	$—		$11,347
Cost of revenues	3,803	—	—		3,803
Gross profit	7,544	—	—		7,544
Operating expenses
Formation and operational costs	—	1,710	(142)	(BB)	1,568
Selling expenses	982	—	—		982
General and administrative expenses	1,013	—	56	(DD)	8,486
			7,417	(EE)
Research and development costs	7	—	—		7
Total operating expenses	2,002	1,710	7,331		11,043

Income (loss) from operations	5,542	(1,710)	(7,331)		(3,499)

Other income (expense):
Change on overallotment liability	—	11	—		11
Lawsuit settlements	—	295	—		295
Interest earned on marketable securities held in Trust Account	—	3,526	(3,526)	(AA)	—
Other income	14	—	—		14
Interest income	53	—	—		53
Total other income, net	67	3,832	(3,526)		373
Income before provision for income taxes	5,609	2,122	(10,857)		(3,126)
Provision for income taxes	(1,613)	(747)	747	(CC)	(1,613)
Net income	$3,996	$1,375	$(10,110)		$(4,739)
Basic and diluted earnings per share	$3,996,003
Basic and diluted net income per common share, redeemable shares		$0.16
Basic and diluted net income per common share, non-redeemable shares		$0.16
Weighted average number of common shares outstanding, basic and diluted					52,235,000
Net income per common share, basic and diluted					$(0.09)

Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations

(1)	Derived from the audited consolidated statement of operations of Zhong Guo Liang Tou for the year ended December 31, 2024.

(2)	Derived from the audited statement of operations of Iron Horse for the year ended December 31, 2024.

(AA)	Represents an adjustment to eliminate interest earned and unrealized loss on marketable securities held in the Trust Account after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(BB)	Represents an adjustment to eliminate administrative service fees that will cease at the Business Combination.

(CC)	Represents an adjustment to eliminate income tax expense of Iron Horse after giving effect to the Business Combination as if it had occurred on January 1, 2024.

(DD)	Represents an adjustment to amortize prepaid D&O insurance for the year ended December 31, 2024 as if it had occurred on January 1, 2024, as discussed in pro forma balance sheet adjustment presented in (H) above.

(EE)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in (D) above in the aggregate amount of $2.4 million, with $0.4 million for the direct, incremental costs of the Business Combination expected to be incurred by Iron Horse and a fee of $2.0 million owed to the Sponsor at closing of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented. As these costs are directly related to the Business Combination, they are not expected to recur in the income of the Post-Combination Company beyond 12 months after the Business Combination.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP as Zhong Guo Liang Tou has been determined to be the accounting acquirer, primarily due to the fact that Zhong Guo Liang Tou’s stockholder will continue to control the Post-Combination Company. Under this method of accounting, although Iron Horse has acquire all of the outstanding equity interests of Zhong Guo Liang Tou in the Business Combination, Iron Horse was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Zhong Guo Liang Tou issuing stock for the net assets of Iron Horse, accompanied by a recapitalization. The net assets of Iron Horse are stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of Zhong Guo Liang Tou.

The unaudited pro forma condensed combined balance sheet as of June 30, 2025, assumes that the Business Combination and related transactions occurred on June 30, 2025. The unaudited pro forma condensed combined statements of operations for the six month period ended June 30, 20205 and for the year ended December 31, 2024, presents pro forma effect to the Business Combination as if it had been completed on January 1, 2024.

The unaudited pro forma condensed combined balance sheet as of June 30, 2020, and the unaudited pro forma condensed combined statement of operation for the six-month period ended June 30, 2025, has been prepared using, and should be read in conjunction with, the following:

●	Iron Horse’s unaudited balance sheet as of June 30, 2025 and the related notes for the six-month period ended June 30, 2025, included elsewhere in this Form 8-K; and

●	Zhong Guo Liang Tou’s unaudited consolidated balance sheet as of June 30, 2025 and the related notes for the six-months ended June 30, 2025, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, has been prepared using, and should be read in conjunction with, the following:

●	Iron Horse’s audited statement of operations for the year ended December 31, 2024, and the related notes, included elsewhere in this Form 8-K; and

●	Zhong Guo Liang Tou’s audited consolidated statement of operations for the year ended December 31, 2024, and the related notes, included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared with the actual redemption into cash of Iron Horse Public Shares:

●	Actual Redemptions: This presentation reflects 6,701,349 Public Shares redeemed for aggregate redemption payments of $71.0 million, assuming a $10.60 per share redemption price.

As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that Iron Horse believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Iron Horse believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position of the Post-Combination Company would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the Post-Combination Company. They should be read in conjunction with the historical financial statements and notes thereto of Iron Horse and Zhong Guo Liang Tou.

Accounting Policies

Upon consummation of the Business Combination, management of the Post-Combination Company will perform a comprehensive review of the two entities’ accounting policies. As a result of the review, management of the Post-Combination Company may identify differences between the accounting policies of the two entities which, when conformed, could have a material impact on the financial statements of the Post-Combination Company. Based on its initial analysis, management of the Post-Combination Company did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

Adjustments to Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” to depict the Transaction Accounting Adjustments and present the Management’s Adjustments. Iron Horse has elected not to present Management’s Adjustments and is only presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to include all necessary Transaction Accounting Adjustments pursuant to Article 11 of Regulation S-X, including those that are not expected to have a continuing impact.

The unaudited and audited historical financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give pro forma effect to Transaction Accounting Adjustments that reflect the accounting for the transaction under GAAP. Zhong Guo Liang Tou and Iron Horse have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma combined statement of operations does not reflect a provision for income taxes or any amounts that would have resulted had the Post-Combination Company filed consolidated income tax returns during the periods presented. The pro forma condensed combined balance sheet does not reflect the deferred taxes of the Post-Combination Company as a result of the Business Combination. Since it is likely that the Post-Combination Company will record a valuation allowance against the total U.S. and state deferred tax assets given the net operating losses as the recoverability of the tax assets is uncertain, the tax provision is zero.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statement of operations are based upon the number of the Post-Combination Company’s shares outstanding, assuming the Business Combination occurred on January 1, 2024.

The unaudited pro forma condensed combined financial information has been prepared based on actual redemption for cash of Iron Horse Public Shares as of June 30, 20205 and December 31, 2024:

(in thousands, except share and per share data)	As of June 30, 2025 Actual Redemptions
Net income	$2,549
Stockholders’ equity	9,097
Weighted average shares outstanding of common stock(1)	52,235,000
Net income per common share, basic	$0.05
Weighted average shares outstanding of common stock)	61,592,000
Net income per common share, diluted	$0.04
Book value per share	$0.17

(in thousands, except share and per share data)	As of December 31, 2025 Actual Redemptions
Net income	$(4,739)
Weighted average shares outstanding of common stock(1)	51,235,000
Net income per common share, basic and diluted	$(0.09)

(1)	For the purposes of calculating diluted earnings per share, all 6,900,000 Public Warrants and 2,457,000 Private Warrants should have been assumed to have been exercised. However, since this results in anti-dilution, the effect of such exercise was not included in calculation of diluted income per share.